UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2006

KRONOS INCORPORATED

(Exact name of registrant as specified in its charter)

0-20109

(Commission file number)

Massachusetts	04-2640942
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification Number)

297 Billerica Road

Chelmsford, MA 01824

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 250-9800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 1, 2006, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Kronos Incorporated (the “Registrant”), Blade Acquisition Corp., a wholly owned subsidiary of the Registrant (“Merger Sub”), Unicru, Inc. (“Unicru”), and Brian Ascher, solely in his capacity as the representative of holders of Unicru’s securities, the Registrant acquired all of the outstanding capital stock of Unicru and the Merger Sub merged with and into Unicru, with Unicru surviving as a wholly owned subsidiary of the Registrant (the “Merger”).

Pursuant to the Merger Agreement, all shares of Unicru’s preferred stock were converted into shares of common stock immediately prior to the consummation of the Merger. Thereafter, each share of Unicru’s common stock outstanding immediately prior to the consummation of the Merger was converted into the right to receive $4.15 in cash. The Registrant paid $150 million in cash in the aggregate for all of the outstanding capital stock of Unicru, less certain expenses and other deductions set forth in the Merger Agreement.

Also at the effective time of the Merger (the “Effective Time”), each outstanding option to purchase Unicru’s common stock was terminated and/or cancelled and converted automatically into the right to receive a cash payment equal to the product of (i) the amount by which (A) $4.15 exceeds (B) the exercise price per share of such option, multiplied by (ii) the total number of shares of Unicru’s common stock underlying such option. In addition, at the Effective Time each outstanding warrant to purchase Unicru’s capital stock was terminated and converted automatically into the right to receive a cash payment equal to the product of (i) the amount by which (A) $4.15 exceeds (B) the exercise price per share of such warrant, multiplied by (ii) the total number of shares of Unicru’s capital stock underlying such warrant, except for a certain outstanding warrant of Unicru, which was assumed by the Registrant.

Pursuant to the Merger Agreement, the Registrant deposited $16 million of the cash consideration paid for Unicru’s outstanding capital stock into an escrow fund to secure certain indemnification and other payments under the terms of the Merger Agreement. On or about August 1, 2008, the balance of the escrow fund in excess of any amounts held for unresolved claims will be distributed to the former holders of Unicru securities.

The Registrant issued a press release announcing the closing of the Merger on August 2, 2006, which press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The foregoing description of the Merger Agreement does not purport to be a complete statement of the parties’ rights under the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as an exhibit to the Registrant’s Current Report on Form 8-K dated July 11, 2006, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired.

The financial statements required by this item are not filed with this initial Current Report on Form 8-K. The Registrant will file the required financial statements by amendment to this Current Report on Form 8-K no later than October 17, 2006.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not filed with this initial Current Report on Form 8-K. The Registrant will file the required financial statements by amendment to this Current Report on Form 8-K no later than October 17, 2006.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS INCORPORATED

Date: August 7, 2006	By:	/s/ Paul A. Lacy
Paul A. Lacy President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 12, 2006, by and among the Registrant, Unicru, Inc., Blade Acquisition Corp. and Brian Ascher, as Securityholder Representative (previously filed with the Securities and Exchange Commission on July 17, 2006 as an exhibit to the Registrant’s Current Report on Form 8-K, and incorporated herein by reference).

2.2	Holdback Funds Agreement, dated as of July 31, 2006, by and among the Registrant, Brian Ascher, as Securityholder Representative, and U.S. Bank National Association, as Escrow Agent.

99.1	Press Release issued by the Registrant on August 2, 2006.